IntelGenx Strengthens Partnership with Chemo Group by Signing a Co-Development Term Sheet for an Additional Product

Saint-Laurent, Canada – December 1, 2016 – IntelGenx Corp., (TSXV: IGX) (OTCQX: IGXT), today strengthened its relationship with Chemo Group (“Chemo”) by signing a term sheet for the co-development and commercialization of a generic tablet in the area of CNS (central nervous system) on a worldwide basis. According to Global Data, worldwide sales in 2015 of the CNS related product exceeded $4 billion.

Under the agreement, IntelGenx will receive an upfront payment, development costs of the product and future milestone payments. Chemo and IntelGenx will also share the profits of commercialization.

“We are very pleased that we have further strengthened our relationship with Chemo,” said Dr. Horst Zerbe, President and CEO of IntelGenx. “We are now collaborating with Chemo on a total of four products for future commercialization. The completion of a second transaction with Chemo, further validates our oral delivery platforms and our ability to attract high quality partners. We look forward to working with Chemo as our strategic partner in further expanding our global reach of our innovative pipeline.”

About Chemo Group:

CHEMO operates across the entire pharmaceutical value chain, delivering specialized expertise and experience in scientific research, development, manufacturing, sales and marketing of a wide range of value-adding active pharmaceutical ingredients (APIs), finished dosage forms (FDFs) and branded pharmaceuticals, for human and animal health.

While the main offices are located in Spain, Switzerland and Argentina, CHEMO is acting worldwide, creating a broad and balanced manufacturing and commercial network across Europe, America, Asia and Africa, to address global opportunities and customers` needs in all major pharmaceutical markets.

CHEMO`s activity is organized in three synergistic business areas: Industrial, Branded and Biotech, with over 5,000 professionals in more than 40 countries, 20 state-of-the-art facilities, 9 specialized R&D centers, 12 commercial offices and more than 50 pharmaceutical affiliates, serving 1,150 customers in 96 countries around the world.

About IntelGenx:

IntelGenx is a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilmTM technology platform. Established in 2003, the Montreal-based company is listed on the TSX-V and OTC-QX.

IntelGenx highly skilled team provides comprehensive pharmaceutical~~s~~ services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx state-of-the art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to our clients. More information is available about the company at: www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange), nor the OTCQX accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For more information, please contact:
Edward Miller
Director, IR and Corporate Communications
IntelGenx Corp.
T: +1 514-331-7440 (ext. 217)
edward@intelgenx.com